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                                                                   EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Blue Wave Systems Inc. of our report dated December 9, 1997 relating to the consolidated financial statements of Loughborough Sound Images Limited (n/k/a Blue Wave Systems Limited) appearing in Blue Wave Systems Inc.'s Annual Report on Form 10-K, as amended, for the year ended June 30, 1998.

PRICEWATERHOUSECOOPERS

Leicester, England
December 17, 1998